ARCADE CHINA ACQUISITION CORP.

____________ __, 2011
Arcade China Investment Partners, LLC
62 LaSalle Road, Suite 304
West Hartford, Connecticut  06107

Kravis Capital Limited
[address]

Re: Administrative Services Agreement

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) of the initial public offering (the “IPO”) of the securities of Arcade China Acquisition Corp. (the “Company”) and continuing until the earliest to occur of (i) the consummation by the Company of an initial Business Combination (as such term is used in the Registration Statement), (ii) the date ending 18 months from the consummation of the IPO or 24 months from the consummation of the IPO if the Company has executed a definitive agreement for a Business Combination within such 18 month period, or (iii) the date on which we determine to dissolve and liquidate our trust account pursuant to the Company’s Amended and Restated Certificate of Incorporation (such earliest date hereinafter referred to as the “Termination Date”), Arcade China Investment Partners, LLC shall make available to the Company at 62 LaSalle Road, Suite 304, West Hartford, Connecticut 06107 (or any successor location of Arcade China Investment Partners, LLC ) and Kravis Capital Limited shall make available to the Company at _______________(or any successor location of Kravis Capital Limited) , certain office space, general and administrative services and secretarial support as may be reasonably required by the Company.  In exchange therefore, the Company shall pay each of Arcade China Investment Partners, LLC and Kravis Capital Limited the sum of $3,750 per month (an aggregate of $7,500) on the Effective Date and continuing monthly thereafter until the Termination Date, with any payments in respect of a partial month pro-rated.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Each of Arcade China Investment Partners, LLC and Kravis Capital Limited hereby acknowledges that it has no right, title, interest or claim of any kind (“Claim”) in or to any monies in the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and Continental Stock Transfer & Trust Company, as trustee of the Trust Account), and hereby waives any Claim in or to any monies in the Trust Account it has or may have in the future, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

ARCADE CHINA ACQUISITION CORP.

By:
Name:
Title:

ARCADE CHINA INVESTMENT PARTNERS, LLC.

By:
Name:
Title:

KRAVIS CAPITAL LIMITED

By:
Name:
Title: